EXHIBIT 10.21

                                     SWISS
                                    NATURAL
                                                                   March 8, 2000

Mr. and Mrs. Donald McCulloch
5 Radnor Corporate Center
Suite 520
Radnor, PA 19087

Dear Don and Carolyn:

         As you are aware our anticipated public offering has been delayed pending our search for a new underwriter. As you are also aware, the proceeds of such public offering were to be used in part to repay the Company's debt to you which matured on February 10, 2000, and is represented by two promissory notes, one in the principal amount of $152,500, and the other in the principal amount of $169,455, both notes being collectively referred to as (the "Notes"). Inasmuch as the Company is in the process of searching for a new underwriter for a public offering or a new source of financing, the proceeds of which it is anticipated will be used in part to repay the debt represented by the Notes, the Company hereby requests that (1) clause (i) of the second sentence of the first paragraph of the Notes be amended such that they mature on December 31, 2000 (2) clause (ii) of the second sentence of the first paragraph of the Notes be amended to delete the words "in an aggregate amount of not less than $10,000,000" so that the Notes mature ten days after the receipt by the Company of the proceeds of an initial public offering of the Company's common stock registered under the Securities Act of 1933, as amended, for the account of the Company declared effective by the Securities and Exchange Commission regardless of the dollar amount of the offering and (3) the last sentence of the first paragraph of the Note in the principal amount of $152,500 be amended such that interest be payable on the last day of each month commencing January 31, 2000.

         If you are in agreement with these amendments to the Notes, kindly acknowledge your agreement by signing below.

                                                      Cordially,

                                                      /s/ Herbert Paul
                                                      ----------------
                                                      Herbert Paul

/s/ A. Donald McCulloch, Jr.
----------------------------
A. Donald McCulloch, Jr.

/s/ Carolyn B. McCulloch
------------------------
Carolyn B. McCulloch


    SWISS NATURAL BRANDS, INC. * 1031 ROUTE 9W * UPPER GRANDVIEW, NY 10960 *
                       TEL 914/358-1212 * FAX 914/358-2828